Tonix Pharmaceuticals Holding Corp. 8-K

Exhibit 99.01

Tonix Pharmaceuticals Announces Share Repurchase Program

NEW YORK, March 1, 2019 (GLOBE NEWSWIRE) -- Tonix Pharmaceuticals Holding Corp. (Nasdaq: TNXP) (Tonix or the Company) today announced that its Board of Directors has approved a share repurchase program pursuant to which the Company may repurchase up to $2 million in value of its outstanding common stock, par value, $0.001 per share, from time to time on the open market and in privately negotiated transactions subject to market conditions, share price and other factors (the “Share Repurchase Program”). The Company intends to fund the Share Repurchase Program with available cash.

The timing and amount of any shares repurchased will be determined based on the Company’s evaluation of market conditions and other factors and the program may be discontinued or suspended at any time. Repurchases will be made in accordance with the rules and regulations promulgated by the Securities and Exchange Commission and certain other legal requirements to which the Company may be subject. Repurchases may be made, in part, under a Rule 10b5-1 plan, which allows stock repurchases when the Company might otherwise be precluded from doing so.

Seth Lederman, M.D., President and Chief Executive Officer of Tonix commented, “This share repurchase program reflects our continued confidence in the Company and our focus on creating greater value for our shareholders and stakeholders. The Board of Directors and the management team believe that the Company’s shares represent an attractive investment opportunity.”

About Tonix Pharmaceuticals Holding Corp.

Tonix is a clinical-stage biopharmaceutical company focused on discovering and developing pharmaceutical products to treat serious neuropsychiatric conditions and biological products to improve biodefense through potential medical counter-measures. Tonix’s lead program is for the development of Tonmya®*, which is in Phase 3 development as a bedtime treatment for PTSD. Tonix is also developing TNX-102 SL as a bedtime treatment for agitation in Alzheimer’s disease under a separate IND to support a Phase 2, potential pivotal, efficacy study and has been designated a Fast Track development program by the FDA for this indication. TNX-601 (tianeptine oxalate) is in the pre-IND application stage, also for the treatment of PTSD but by a unique mechanism and designed for daytime dosing. Phase 1 clinical study of TNX-601 in healthy volunteers will be conducted outside of the U.S. in 2019. Tonix’s lead biologic candidate, TNX-801, is a potential smallpox-preventing vaccine based on a live synthetic version of horsepox virus, currently in the pre-IND application stage.

*Tonmya has been conditionally accepted by the U.S. Food and Drug Administration (FDA) as the proposed trade name for TNX-102 SL (cyclobenzaprine HCl sublingual tablets) for the treatment of PTSD. TNX-102 SL is an investigational new drug and has not been approved for any indication.

This press release and further information about Tonix can be found at www.tonixpharma.com.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Tonix’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and substantial competition. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Tonix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2018, and periodic reports filed with the SEC on or after the date thereof. All of Tonix’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Contacts

Jessica Morris (corporate)

Tonix Pharmaceuticals

investor.relations@tonixpharma.com

(212) 980-9159

Scott Stachowiak (media)

Russo Partners

scott.stachowiak@russopartnersllc.com

(646) 942-5630

Peter Vozzo (investors)

Westwicke Partners

peter.vozzo@westwicke.com

(443) 213-0505